Exhibit 2.6

SECOND AMENDMENT TO THE ASSET PURCHASE AND SALE AGREEMENT

This Second Amendment to the Asset Purchase and Sale Agreement (this "Second Amendment") is made this 23rd day of April 2015, by and between Pioneer Hi-Bred International, Inc., an Iowa corporation ("Seller"), and S&W Seed Company, a Nevada corporation ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties" and each individually as a "Party".

WHEREAS, the Parties entered into that certain Asset Purchase and Sale Agreement dated December 19, 2014, as amended pursuant to that certain First Amendment to the Asset Purchase and Sale Agreement dated December 31, 2014 (as amended, the "APSA");

WHEREAS, the Parties now wish to amend the APSA as provided in this Second Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

  As used in this Second Amendment, capitalized terms not defined herein shall have the meanings ascribed to them in the APSA.

  Section 2.1(c)(iv) of the APSA shall be amended by deleting the text therein in its entirety and inserting the following in lieu thereof:

  (iv) any Liability arising out of or relating to the Transferred Employees to the extent that any such Liability is for, relates to and arises during time periods after the Closing Date, including, without limitation, (A) immigration-related Liabilities of any Transferred Employees who are foreign nationals and (B) Liabilities under Seller's Labor Condition Application and Labor Certification Application filed on January 17, 2014 and certified on January 24, 2014.

  Exhibit 2.1(a)(v) of the APSA shall be deleted in its entirety and the form of Exhibit 2.1(a)(v) of the APSA set forth on Attachment I to this Second Amendment shall be inserted in lieu thereof.

  Exhibit 2.1(a)(xiv) of the APSA shall be deleted in its entirety and the form of Exhibit 2.1(a)(xiv) of the APSA set forth on Attachment II to this Second Amendment shall be inserted in lieu thereof.

  This Second Amendment shall be effective as of the date first written above.

  In case of any inconsistencies between the terms and conditions contained in this Second Amendment and the terms and conditions contained in the APSA, the terms and conditions of this Second Amendment shall control.

  Except as set forth in this Second Amendment, (a) all provisions of the APSA shall remain unmodified and in full force and effect and (b) nothing contained in this Second Amendment shall amend, modify or otherwise affect the APSA or any Party's rights or obligations contained therein.

  This Second Amendment shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to its conflicts of laws principles. Any controversy or claim arising out of or relating to this Second Amendment shall be handled in accordance with Section 10.3 of the APSA.

  This Second Amendment (along with the APSA and the other Transaction Documents) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

  All of the terms and provisions of this Second Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

  This Second Amendment may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Second Amendment as of the date first above written.

SELLER:
PIONEER HI-BRED INTERNATIONAL, INC.

By: /s/ Paul E. Schickler
Name: Paul E. Schickler
Title: President

BUYER:
S&W SEED COMPANY

By: /s/ Matthew K. Szot
Name: Matthew K. Szot
Title: CFO & EVP of Finance & Admin

[Signature Page to Second Amendment to Asset Purchase and Sale Agreement]